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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                            ________________________

                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  NOVEMBER 23, 1998



                             HMC MERGER CORPORATION
               (Exact Name of Registrant as Specified in Charter)




          DELAWARE                     1-14625                   53-0085950
(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                      Indemnification no.)



          10400 FERNWOOD ROAD
          BETHESDA, MARYLAND                                    20817
(Address of Principal Executive Offices)                      (Zip Code)





      Registrant's telephone number, including area code:  (301) 380-9000



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ITEM 5.   OTHER EVENTS.

          On November 23, 1998, the Board of Directors of HMC Merger Corporation (the "Company") declared a dividend distribution of one right ("Right") for each outstanding share of common stock (the "Common Stock") of the Company. The distribution is payable to stockholders of record on December 7, 1998. Each Right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock ("Preferred Stock") at a price of $55.00 per one one-thousandth share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The Bank of New York, as Rights Agent (the "Rights Agent").

          Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Common Stock and a distribution of Rights Certificates (as defined below) will occur upon the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days (or such later date as the Board of Directors may determine) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 20% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"). For purposes of the Rights Agreement, a person is not deemed to beneficially own "Exempt Shares," which are defined in the Rights Agreement as (i) shares of Common Stock that are received pursuant to the Agreement and Plan of Merger dated as of November 23, 1998, by and among the Company, Host Marriott Corporation ("Host Marriott") and Host Marriott, L.P. (the "Merger Agreement"), in exchange for shares of common stock, par value $1.00 per share of Host Marriott Corporation which such person beneficially owned on February 3, 1989, and owned continuously thereafter until the Merger (as defined in the Merger Agreement), (ii) shares of Common Stock which were acquired by a person pursuant to a gift, bequest, inheritance or distribution from a trust or from a corporation controlled by such person, where such shares of Common Stock were Exempt Shares prior to such acquisition, and where such shares were beneficially owned by such person continuously after such acquisition, (iii) shares of Common Stock acquired by such person as a result of a stock dividend, stock distribution or other recapitalization, in respect of Exempt Shares only, whereby any Common Stock received by such person is substantially proportional to the amount of Common Stock owned by such person prior to such transaction and where such Common Stock is beneficially owned by such person continuously thereafter, (iv) shares of Common Stock acquired by such person as a result of such person becoming a beneficial owner pursuant solely to clauses (ii) and (iii) above by any other person, and (v) shares of Common Stock acquired by a person as a result of the exercise of the purchase right granted to Marriott International, Inc. ("Marriott International") pursuant to the Distribution Agreement dated as of September 15, 1993, as amended, between the Company and Marriott International.

          Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates, and will be transferred with and only with the Common Stock certificates, (ii) new Common Stock certificates issued after December 7, 1998 upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also

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constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

          The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 22, 2008, unless earlier redeemed or exchanged by the Company as described below. The Rights will not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights has not been obtained or is not obtainable.

          As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

          In the event that a person becomes the beneficial owner of 20% or more of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which the Board of Directors determine to be fair to and otherwise in the best interests of the Company and its stockholders), each holder of a Right will, after the end of the Redemption Period (as defined below), have the right (subject to the ownership limit and the other ownership restrictions contained in the Company's Articles of Incorporation) to exercise the Right by purchasing, for an amount equal to the purchase price for the Right set forth in the Rights Certificate (the "Purchase Price"), Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times such amount. Notwithstanding any of the foregoing, following the occurrence of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

          In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have become null and void as set forth above) shall, after the expiration of the Redemption Period, have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.

          At any time after a person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

          The Purchase Price payable, and the number of one one-thousandths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution
(i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets

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(excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

          In general, the Board of Directors of the Company, may cause the Company to redeem the Rights in whole, but not in part, at any time during the period commencing on November 23, 1998, and ending on the tenth day following the Stock Acquisition Date, as such period may be extended or shortened by the Board of Directors (the "Redemption Period") at a price (the "Redemption Price") of $.005 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights will require the concurrence of two-thirds of the Board of Directors. After the Redemption Period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be subject to federal taxation to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

          Other than those provisions relating to the principal economic terms of the Rights (other than an increase in the Purchase Price), any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided however, no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.

          A total of 650,000 shares of Preferred Stock are reserved for issuance upon exercise of the Rights.

          The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors.

          The Rights Agreement, which specifies the terms of the Rights, is attached hereto as Exhibit 4.1 and is incorporated herein by reference. In addition, (i) the Articles Supplementary of the Company Classifying and Designating a Series of Preferred Stock as

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Series A Junior Participating Preferred Stock and Fixing Distribution and Other
Preferences and Rights of Such Series (Exhibit A to the Rights Agreement), and
(ii) the form of Rights Certificate (Exhibit C to the Rights Agreement), are attached hereto as Exhibits 4.2 and 4.3, respectively, and are incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

               4.1 Rights Agreement, dated as of November 23, 1998, between the Company and the Rights Agent (incorporated by reference to Exhibit 4.1 of the Company's Form 8-A, dated December 11, 1998 (No. 1-14625)).

               4.2 Articles Supplementary of the Company Classifying and Designating a Series of Preferred Stock as Series A Junior Participating Preferred Stock and Fixing Distribution and Other Preferences and Rights of Such Series (incorporated by reference to Exhibit 4.2 of the Company's Form 8-A, dated December 11, 1998 (No. 1-14625)).

               4.3  Form of Rights Certificate (incorporated by reference to
                    Exhibit 4.3 of the Company's Form 8-A, dated December 11, 1998 (No. 1-14625)).

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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          HMC MERGER CORPORATION


                                          By: /s/ Christopher G. Townsend
                                              ----------------------------
Date:  December 11, 1998                  Name:  Christopher G. Townsend
                                          Title:  Senior Vice President, General
                                           Counsel and Corporate Secretary

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                                    EXHIBITS



               4.1 Rights Agreement, dated as of November 23, 1998, between the Company and the Rights Agent (incorporated by reference to Exhibit 4.1 of the Company's Form 8-A, dated December 11, 1998 (No. 1-14625)).

               4.2 Articles Supplementary of the Company Classifying and Designating a Series of Preferred Stock as Series A Junior Participating Preferred Stock and Fixing Distribution and Other Preferences and Rights of Such Series (incorporated by reference to Exhibit 4.2 of the Company's Form 8-A, dated December 11, 1998 (No. 1-14625)).

               4.3  Form of Rights Certificate (incorporated by reference to
                    Exhibit 4.3 of the Company's Form 8-A, dated December 11, 1998 (No. 1-14625)).

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